CONSENT OF INDEPENDENT AUDITORS



We consent to the use in the Registration Statement and related Prospectus of Generex Biotechnology Corporation (the "Company") of our joint report with Withum, Smith & Brown dated October 3, 1997 on the consolidated financial Statements of the Company as of July 31, 1997 and for the year then ended which consolidated financial statements appear in the Registration Statement. We also consent to the reference to use under the heading "Experts" in such prospectus.



Toronto, Ontario                                     MINTZ & PARTNERS LLP
November 1, 1999